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                                                                  EXHIBIT (a)(3)
                                                                  --------------

                              LETTER OF TRANSMITTAL
                                TO TENDER OPTIONS

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     THE OFFER AND WITHDRAWAL RIGHTS DESCRIBED IN THIS LETTER OF TRANSMITTAL
    EXPIRE AT 5:00 P.M., EASTERN TIME, ON MAY 18, 2001, UNLESS THE OFFER IS
                                   EXTENDED.
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TO:

Ronald J. Cozean
Park-Ohio Holdings Corp.
23000 Euclid Avenue
Cleveland, Ohio 44117
Telephone:  (216) 692-7200
Facsimile:  (216) 692-6877


       DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS
         SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER
          THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.


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         I tender the following of my options that are listed on SCHEDULE A to the cover letter from Mr. Edward Crawford, dated April 20, 2001, accompanying this Letter of Transmittal (the "Options") (Please check the appropriate box):

[  ]              All of my Options, or

[  ]              A partial tender of the following number of Options identified by the grant date listed on SCHEDULE A:


                                                                                            NUMBER OF OPTIONS BEING
                                                               TOTAL NUMBER OF OPTIONS     TENDERED (NUMBER MUST BE
        GRANT DATE (1)                EXERCISE PRICE            SUBJECT TO OFFER               IN WHOLE NUMBERS)(2)
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

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

(1) list each option on a separate line even if more than one option was issued on the same grant date.

(2) If you intend to tender all of your option shares for a particular option, write "all" in the column for that option. If you intend to tender none of your options shares for a particular option, write "none" in the column for that option.

       YOUR OPTION AGREEMENT(S) EVIDENCING OPTIONS TO BE TENDERED MUST BE
                   FORWARDED WITH THIS LETTER OF TRANSMITTAL.

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TO PARK-OHIO HOLDINGS CORP.:

              You, the undersigned, hereby tender to Park-Ohio Holdings Corp., an Ohio corporation ("Park-Ohio"), the options to purchase shares of common stock of Park-Ohio described above pursuant to our offer to acquire such options and to grant to you new options upon the terms and subject to the conditions set forth in the Offer To Acquire All Outstanding Stock Options For New Stock Options, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Offer").

              Unless withdrawn prior to 5:00 p.m., Eastern Time, May 18, 2001 (or any extension thereof), you hereby sell, assign and transfer to us all right, title and interest in and to all the options that are being tendered hereby. You acknowledge that we have advised you to consult with your own legal, financial and accounting advisers as to the consequences of participating or not participating in the Offer.

              You hereby represent and warrant that you have full power and authority to tender the options tendered hereby and that such options are free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and the same are not subject to any adverse claims. You will, upon request, execute and deliver any additional documents deemed by us to be necessary or desirable to complete the exchange of the options tendered hereby.

              All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive your death or incapacity, and any obligation of you hereunder shall be binding upon your heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

              By execution hereof, you understand that tenders of options pursuant to the procedure described in the Offer and in the instructions hereto will constitute your acceptance of the terms and conditions of the Offer. You agree to execute a new option agreement and promptly return it to us at the address above.

              You have indicated whether you are tendering all of your options or less than all of your options (a "partial tender"). If you wish to complete a partial tender, you have listed for each option the grant date, the exercise price, the total number of option shares subject to the option, and the number of option shares you are tendering in the appropriate boxes of the table above. You are not required to tender any of your options in this offer. You also understand that all options properly tendered prior to the Expiration Date (as defined in the Offer) and not properly withdrawn will be acquired, upon the terms and subject to the conditions of the Offer.

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              YOU UNDERSTAND THAT THE PUBLIC TRADING PRICE OF THE COMMON STOCK
WILL VARY FROM TIME TO TIME AFTER THE OFFER EXPIRES AT 5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE, SUCH THAT THE PUBLIC TRADING PRICE OF THE COMMON STOCK COULD AT SOME TIME IN THE FUTURE EXCEED THE EXERCISE PRICE OF THE OPTIONS. BY TENDERING THE OPTIONS, YOU AGREE TO HOLD US HARMLESS FOR ANY PERCEIVED LOSS AS A RESULT OF THE VARIANCE IN THE PUBLIC TRADING PRICE OF COMMON STOCK FROM TIME TO TIME AFTER EXPIRATION OF THE OFFER.

              THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF OPTIONS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

         All capitalized terms used herein but not defined shall have the meaning ascribed to them in the Offer to Purchase.

         You have read, understand, and agree to all of the terms of the Offer.

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


                           HOLDER(S) PLEASE SIGN HERE
                           (See Instructions 1 and 4)

Must be signed by the holder(s) exactly as name(s) appear(s) on the option agreement evidencing the options to be tendered. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth in the signer's full title and include with this Letter of Transmittal proper evidence of the authority of such person to act in such capacity.

X
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X
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               (Signature(s) of Holder(s) or Authorized Signatory)

Date: __________________, 2001


Name(s):
        ------------------------------------------------------------------------
                                   (Please Print)

Capacity:
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Address:
        ------------------------------------------------------------------------
                              (Please include ZIP code)

Telephone No. (with area code):
                               -------------------------------------------------

Tax ID/ Social Security No.:
                            ----------------------------------------------------

LOST, STOLEN, DESTROYED OR MUTILATED AGREEMENTS:

[ ]      Check here if any of the agreements representing your options have been lost, stolen, destroyed or mutilated. See Instruction 7. Number of options represented by lost, stolen, destroyed or mutilated agreements:
         ______________

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                                  INSTRUCTIONS

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

         1. Delivery of Letter of Transmittal and Option Agreements. All option agreements evidencing options to be tendered, as well as a properly completed and duly executed Letter of Transmittal (or facsimile thereof), and any other documents required by this Letter of Transmittal, must be received by Park-Ohio Holdings Corp. at our address set forth on the front cover of this Letter of Transmittal on or prior to 5:00 P.M., Eastern Time, on the Expiration Date (as defined in the Offer).

THE METHOD BY WHICH YOU DELIVER YOUR DOCUMENTS, INCLUDING OPTION AGREEMENTS, THE LETTER OF TRANSMITTAL, AND ANY OTHER REQUIRED DOCUMENTS, IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY US. IF YOU ELECT TO DELIVER YOUR DOCUMENTS BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND THAT YOU PROPERLY INSURE THE DOCUMENTS. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

         Tenders of options made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. If the Offer is extended by us beyond that time, you may withdraw your tendered options at any time until the expiration of the Offer. To withdraw tendered options you must deliver a written notice of withdrawal, or facsimile thereof, with the required information to us while you still have the right to withdraw the tendered options. Withdrawals may not be rescinded and any options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless such withdrawn options are properly retendered prior to the Expiration Date by following the procedures described above.

         We will not accept any alternative, conditional or contingent tenders.

         2. Inadequate Space. If the space provided herein is inadequate, the information requested by the first table in this Letter of Transmittal regarding which options are to be tendered in a partial tender of options should be provided on a separate schedule attached hereto.

         3. Partial Tenders. If you tender less than all of your options, you must complete the table on page two of this Letter of Transmittal. To complete a partial tender you must provide the following information for each option listed on Schedule A to the cover letter from Mr. E. Crawford, dated April 20, 2001, accompanying this letter: grant date, exercise price, number of option shares subject to the option, and number of option shares that you are tendering. You may tender all, none, or any portion of each of your options. However, options must be tendered in whole option shares (no fractional shares).

         4. Signatures On This Letter Of Transmittal. If this Letter of Transmittal is signed by the holder(s) of the options, the signature(s) must correspond with the name(s) as written on the face of the option agreement(s) to be tendered are held of record by two or more persons, all such persons must sign this Letter of Transmittal.

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         5. Requests For Assistance Or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of this Letter of Transmittal may be directed to Ronald J. Cozean, at the address and telephone number given on the front cover of this Letter of Transmittal. Copies will be furnished promptly at our expense.

         6. Irregularities. All questions as to the number of options to be tendered and the number of new options to be granted will be determined by us in our sole discretion, which determinations shall be final and binding on all parties. We reserve the absolute right to reject any or all tenders of options we determine not to be in proper form or which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in the tender of any particular options, and our interpretation of the terms of the Offer (including these instructions) will be final and binding on the parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as we shall determine. Neither we nor any other person is or will be obligated to give notice of any defects or irregularities in tenders and no person will incur any liability for failure to give any such notice.

         7. Lost, Stolen, Destroyed Or Mutilated Option Agreements Evidencing Options. If option agreements evidencing options to be tendered have been lost, stolen, destroyed or mutilated, you must check the box captioned "Lost, Stolen, Destroyed or Mutilated Option Agreements" on the Letter of Transmittal, indicating the number of options subject to the lost, stolen, destroyed or mutilated option agreement(s). You must then contact us to ascertain the steps that must be taken in order to replace the option agreements evidencing options. In order to avoid delay, you should contact us immediately.

IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A FACSIMILE COPY THEREOF) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY US, ON OR PRIOR TO 5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE (AS DEFINED IN THE OFFER).

         8. Important Tax Information. You should refer to the Offer for important tax information.


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